Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

uniQure N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Ordinary Shares, nominal value €0.05	457(o)	$200,000,000.00	—	$200,000,000.00	0.0001531	$30,620.00

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$200,000,000.00		$30,620.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$30,620.00

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.